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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2002

SANCHEZ COMPUTER ASSOCIATES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-21705	23-2161560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40 Valley Stream Parkway, Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 296-8877

ITEM 5. Other Events and Regulation FD Disclosure

  (a)
  On October 31, 2002, the registrant publicly announced its earnings for the three and nine months ended September 30, 2002. As part of the announcement, the registrant also disclosed it had settled its outstanding receivable with an unannounced client previously disclosed in the registrant periodic filings with the Securities and Exchange Commission. As a result, the registrant recognized approximately $3.1 million revenue in the third quarter, which was previously deferred pursuant to Staff Accounting Bulletin No. 101. The unannounced client had been in the final stages of implementing a direct bank in the fourth quarter of 2001 when the institution notified the registrant that it would discontinue its direct banking initiative.

    The earnings press release issued on October 31, 2002 did not reflect certain reclassifications to the year to date operating expenses. These reclassifications do not change the total operating expenses or net earnings reflected in the press release and have been properly reflected in Exhibit 99.1 attached hereto.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements.

          None

        (b) Pro Forma Financial Information.

          None

        (c) Exhibits

          99.1 Revised Press Release dated October 31, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 1, 2002
SANCHEZ COMPUTER ASSOCIATES, INC.
	By:	/s/ TODD A. PITTMAN Todd A. Pittman, Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

DOCUMENT
99.1	Press Release dated October 31, 2002

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SIGNATURE
EXHIBIT INDEX